EXHIBIT 4.1


                                                             JANUARY 4, 1996


Interactive Data
14 Wall Street
New York, N.Y. 10005
212-285-4242


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, N.J. 08543-9051


The Chase Manhattan Bank
Customer Service Retail Department
770 Broadway -- 7th Floor
New York, NY 10003-9598


RE: CORPORATE INCOME FUND, INTERMEDIATE TERM SERIES-56, DEFINED ASSET FUNDS (A
   UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 33-63437.


Gentlemen:


   We have examined the Registration Statement for the above-captioned Fund.


   We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.


   You are authorized to file copies of this letter with the Securities and Exchange Commission.


                               Very truly yours,



                               James E. Perry
                               Vice President